Exhibit 99.1

PRESS RELEASE

Contact:	Kevin P. O’Shea
V.P., Investment Management
AvalonBay Communities, Inc.
(703) 317-4654

For Immediate Release

AVALONBAY COMMUNITIES ANNOUNCES CLOSING OF
AVALONBAY VALUE ADDED FUND, L.P.

Alexandria, VA (March 16, 2005) – AvalonBay Communities, Inc. (NYSE/PCX: AVB) announced today that it has closed the formation of AvalonBay Value Added Fund, L.P. (the “Fund”), a private, discretionary investment vehicle with commitments from eight institutional investors and AvalonBay Communities, Inc. (“AvalonBay”).

The Fund will acquire and operate multifamily apartment communities primarily in AvalonBay’s high barrier-to-entry markets of the Northeast, Mid-Atlantic, Midwest, and West Coast regions of the U.S. with the objective of creating value through redevelopment, enhanced operations and/or improving market fundamentals.

The Fund has equity commitments totaling $330 million (including a $50 million equity commitment from AvalonBay) and can employ leverage of up to 65%, allowing for a total investment capacity of approximately $940 million. At closing, the Fund held four apartment communities containing 879 apartment homes that were acquired in 2004 in anticipation of the Fund’s formation. The Fund has a term of eight years, plus two one-year extension options.

The Fund will serve as the exclusive vehicle through which AvalonBay will acquire apartment communities for a period of three years from closing or until 80% of its committed capital is invested, subject to limited exceptions. These exceptions include significant individual asset and portfolio acquisitions, properties acquired in tax-deferred transactions and acquisitions that are inadvisable or inappropriate for the Fund, if any. The Fund will not restrict AvalonBay’s development activities.

AvalonBay will receive, in addition to any returns on its invested equity, asset management fees, property management fees and redevelopment fees. AvalonBay will also receive a promoted interest if certain return thresholds are met.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Fund and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. The securities of the Fund have been offered in a private placement to a limited number of sophisticated investors and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About AvalonBay Communities

AvalonBay Communities, Inc., headquartered in Alexandria, Virginia, currently owns or holds an ownership interest in 148 apartment communities containing 42,810 apartment homes in ten states and the District of Columbia, of which ten communities are under construction and four communities are under reconstruction. AvalonBay is in the business of developing, redeveloping, acquiring, and managing apartment communities in high barrier-to-entry markets of the United States. More information on AvalonBay may be found on AvalonBay’s Web site at http://www.avalonbay.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by AvalonBay’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, possible changes in the timing and closing of planned acquisitions by the Fund, payment of fees or promoted interest from the Fund to AvalonBay and other matters detailed in AvalonBay’s filings with the Securities and Exchange Commission, including AvalonBay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements.” AvalonBay does not undertake a duty to update forward-looking statements.

Copyright © 2005 AvalonBay Communities, Inc. All Rights Reserved